UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2023

Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Performant Financial Corporation (the “Company”) was held on June 13, 2023 at 2:00 PM, EDT, at the Courtyard Fort Lauderdale Weston located at 2000 N Commerce Parkway, Weston, Florida 33326. A total of 58,878,358 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 77.98% of the total number of shares outstanding and entitled to vote at the meeting.

The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:

Proposal No. 1 – Election of Directors

The Company's stockholders elected two Class II directors to serve until the 2026 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominee:	For	Withheld	Broker Non-Votes
William D Hansen	49,245,812	1,421,787	8,210,759
Eric Yanagi	48,910,310	1,757,289	8,210,759

Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstain	Broker Non-Votes
56,812,466	679,898	1,385,994	0

Proposal No. 3 – Advisory, Non-Binding Vote to Approve the Compensation for the Company’s Named Executive Officers:

The Company’s stockholders approved, on a non-binding advisory basis, the compensation for the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
49,116,709	147,765	1,403,125	8,210,759

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2023
PERFORMANT FINANCIAL CORPORATION

By: /s/ Simeon Kohl
Simeon Kohl